UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 10, 2005
infoUSA Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)
(402) 593-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
(b)	On November 10, 2005, Harold W. Andersen retired from the Board of Directors of infoUSA Inc. (the “Company”). At the time of his retirement, Mr. Andersen also served on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors, and was Chairman of the Compensation Committee. Mr. Andersen served in the class of directors whose term expires at the Company’s 2007 annual meeting of shareholders.

(d)	On November 10, 2005, the Board of Directors elected Bill L. Fairfield to serve as a director of the Company, to fill the vacancy resulting from Mr. Andersen’s retirement. Mr. Fairfield was elected to serve in the class of directors whose term expires at the Company’s 2007 annual meeting of shareholders. Mr. Fairfield was also appointed to serve on the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board of Directors, and was named Chairman of the Compensation Committee.

A copy of the press release announcing the election of Mr. Fairfield as a director and the retirement of Mr. Andersen from the Board is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits. The following exhibit is furnished herewith:

Exhibit 99.1 Press Release dated November 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA Inc. (Registrant)
Date: November 11, 2005	By:	/s/ RAJ DAS
Raj Das
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.1	Press Release dated November 11, 2005